Exhibit 23.2

Webb & Company, P.A.
Certified Public Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2009 relating to the financial statements of So Act Network, Inc (F/K/A 43010, Inc.) (A Development Stage Company).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/: WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A. Certified Public Accountants

Boynton Beach, Florida March 4, 2009